UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
January 5, 2024
___________________________________
Zscaler, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-38413	26-1173892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
120 Holger Way
San Jose, California 95134
(Address of principal executive offices and zip code)

(408) 533-0288
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On January 5, 2024, Zscaler, Inc. (the "Company") held its annual meeting of stockholders. The matters voted upon at the meeting and the final vote with respect to each such matter, as certified by the Inspector of Election for the annual meeting, are set forth below:
(1) Election of Directors. The following nominee was elected to serve as the Class III director, to hold office until the Company’s 2026 annual meeting of stockholders or until their successor is elected and qualified, subject to their earlier death, resignation or removal based on the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Jay Chaudhry	95,944,738	19,179,199	14,210,932
(2) Ratification of Appointment of Independent Registered Public Accounting Firm. The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024 was ratified based on the following voting results:

For	Against	Abstain
127,662,177	1,532,800	139,892
(3) Advisory Vote on Named Executive Officer Compensation. The stockholders of the Company approved on a non-binding advisory basis the compensation of the Company’s named executive officers based on the following voting results:

For	Against	Abstain	Broker Non-Votes
82,408,287	32,039,024	676,626	14,210,932

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

January 10, 2024	/s/	Robert Schlossman
Robert Schlossman
Chief Legal Officer and Secretary